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                STANDARD COMMERCIAL SINGLE-TENANT LEASE

                                BETWEEN

                   APRIA HEALTHCARE, INC., as Tenant

                                  and

                  555 FIRST STREET, INC., as Landlord


SUMMARY INFORMATION (FOR CONVENIENCE ONLY; NOT PART OF THE LEASE)


     Premises Address:   555 First Street
                         San Fernando, California  91340

     Dimensions of Premises:  Total Area:   55,400 square feet


     Scheduled Commencement Date:  August 18, 1996


     Scheduled Expiration Date:    August 31, 2006


     Options (Describe Briefly, Including Deadline for Exercise):

          Renewal:
                    One five-year option at fair market rent exercisable upon 180 days' notice

          Expansion/Right of First Refusal:   None

          Termination Option: One Option to Terminate at the end
                              of the ninety-sixth full calendar
                              month of the Lease Term exercisable
                              upon pursuant to Special Provisions
                              Addendum (180 days prior notice
                              required)


Landlord Contact and
Address For Rental Payments:

Name/Title:    Mr. Wayne Q. Turner
               C/O TDA, Inc.
Address:       1214 Donnelly Avenue
               Burlingame, California  94010
Telephone:     (415) 343-6333
Facsimile:     (415) 343-0858
Taxpayer I.D.No.:


Tenant Contact:

Name/Title:    Director, Real Estate
Address:       3560 Hyland Avenue
               Costa Mesa, California  92626
Telephone:     (714) 427-2000
Facsimile:     (714) 427-2435



Revised April 26, 1996

                STANDARD COMMERCIAL SINGLE-TENANT LEASE
           (Do Not Use This Form For Multi-Tenant Property)


1.   BASIC PROVISIONS ("Basic Provisions").

           1.1   Parties.   This Lease ("Lease") dated, for  reference
     purposes  only,           May 1   , 1996, is made by and  between
     555 FIRST STREET, INC., a California corporation ("Landlord"), and APRIA HEALTHCARE, INC., a Delaware corporation ("Tenant"), (collectively the "Parties," or individually a "Party").

           1.2 Premises. That certain real property more fully described on Exhibit A hereto (the "Land") including all improvements thereon or to be provided by Landlord under the terms of this Lease (the "Improvements"), and commonly known by
     the     street     address    of        555     First     Street,
     located  in  the  City of         San  Fernando,                ,
     County  of    Los Angeles                  , State of  California
     , containing approximately fifty-five thousand four hundred (55,400) square feet of net rentable area (collectively, the
     "Building")  and  generally described as  (describe  briefly  the
     nature   of   the  Building)                        a   one-story
     concrete "tilt-up" wall office, warehouse and distribution building and all exterior areas within the Land (collectively, the "Premises"). The right to use and enjoy the Premises hereunder shall include the right to use and enjoy the exterior areas within the Land which constitute a part of the Premises, including but not limited to sidewalks, entryways and parking areas, subject to such rules and regulations as Landlord may reasonably establish with respect to such usage. A site plan showing the location of the Building on the Land is attached hereto as Exhibit A-1. (See Section 2 for further provisions.)

           1.3   Term.       One Hundred Twenty  (120) months  ("Lease
     Term") scheduled to commence on August 18, 1996 ("Commencement Date") and scheduled to end on August 31, 2006 ("Expiration Date"). (See Article 3 for further provisions.)

           1.4 Base Rent. Thirty-Six Thousand Ten and No/100 Dollars ($36,010.00) per month ("Base Rent"), payable on the first (1st) day of each month commencing on the first (1st) day of the first full calendar month of the Lease Term for which no prepaid Base Rent has been paid . (See Article 4 for further provisions.)

     [X] If this box is checked, there are provisions in this Lease for the Base Rent to be adjusted.

           1.5 Prepaid Base Rent. At such time as Landlord has acquired fee title to the Premises and upon the unconditional effectiveness of this Lease, Landlord shall present Tenant with an invoice for Prepaid Base Rent, and Tenant shall pay to Landlord Thirty-Six Thousand Ten and No/100 Dollars ($36,010.00) as Base Rent for the first full calendar month of the Lease Term.

           1.6 Permitted Use. The Premises are to be used by Tenant for general warehouse distribution, general office, nonretail pharmacy, infusion and respiratory therapy and related purposes (collectively, the "Initial Use") and for such other lawful purposes that are compatible with a commercial business park and consistent with any currently existing covenants, conditions and restrictions applicable to the Premises; provided, however, that notwithstanding anything to the contrary contained in this Lease, in no event shall the use of the Premises be changed to a use which creates a materially greater risk of liability to the Landlord in connection with Hazardous Substances and/or risk of injury to persons or casualty loss than the Initial Use without the prior written consent of Landlord, which consent shall not be unreasonably withheld, and Landlord shall have twenty (20 days within which to respond to any written request by Tenant for such consent. It is acknowledged that, as a part of its business, Tenant intends to store liquid oxygen, cleaning solvents and other flammable materials on the Premises and that Tenant also handles and disposes of medical waste products, provided that any such storage, handling and/or disposal shall be in accordance with this Lease.

           1.7 Parking. Tenant and its invitees and licensees shall be entitled to the exclusive use of all parking spaces in the parking areas on the Land.

           1.8 Real Estate Brokers. The following real estate brokers (collectively, the "Brokers") and brokerage relationships exist in this transaction and are consented to by the Parties (check applicable boxes):
     -----------------------------------------------------------------
     -------------------------------------------------------------
     represents
     [    ]  Landlord exclusively or  [   ] both Landlord and  Tenant,
     and
               Julien J. Studley, Inc.--------------------------------
     ------------------------------------------------------------
     represents
     Tenant exclusively.  (See Article 14 for further provisions.)

           1.9   Exhibits  And  Addenda.   If  marked,  the  following
     Exhibits and Addenda are attached hereto and incorporated herein by reference as fully as if set forth herein verbatim:


     Exhibits                           Addenda
     --------                           -------
     [X]Exhibit A - The Land            [X]Renewal Option
     [X]Exhibit A-1 - Site Plan         [X]Base Rent Adjustment
     [X]Exhibit B - Tenancy Statement   [X]Construction Addendum
     [ ]                                [X]Oxygen Tank Addendum
     [ ]                                [X]Special Provisions
                                           Addendum

2.   PREMISES.

           2.1 Letting. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises, for the Lease Term, at the rental, and upon all of the terms, covenants and conditions set forth in this Lease. Unless otherwise provided herein, any statement of square footage set forth in this Lease, or that may have been used in calculating rental, is an approximation which Landlord and Tenant agree is reasonable, and the rental based thereon is not subject to revision whether or not the actual square footage is more or less.

            2.2 Condition. Landlord shall deliver unconditional possession of the Premises subject to the terms of this Lease to Tenant broom clean and free of debris with all prior tenants having vacated on a date which is estimated to be on June 18, 1996 (the "Scheduled Delivery Date"). The date upon which the Premises are actually delivered to Tenant in the condition described above is referred to herein as the "Delivery Date".. For all purposes of this Lease, the "Delivery Date" shall be deemed to occur upon Landlord's closing of its purchase of, and taking title to, the Property. Landlord shall provide Tenant with no less than three (3) business days prior written notice of the estimated Delivery Date, and, subject to occurrences beyond the reasonable control of Landlord, the Delivery Date shall occur on the date specified in said notice.

           2.3 As Is Lease. Except as disclosed by that certain report prepared by Dames & Moore dated as of May 1, 1996 (Job No. 26190-020-112), with respect to the Premises, a copy of which has been received by Landlord and Tenant, Landlord represents that Landlord has no actual knowledge (with no imputation of knowledge or duty of investigation), of the presence of any Hazardous Substances upon the Premises. Except as specifically set forth in the immediately preceding sentence and subject to the covenants of Landlord specifically set forth in this Lease, Tenant acknowledges (i) that the Lease of the Premises pursuant hereto shall be on an entirely "AS IS" , "WHERE IS", " WITH ALL FAULTS" basis, (ii) that Landlord has made no representations or warranties, express or implied, respecting the condition of the Premises, the compliance of the Premises with Applicable Law or matters of record, or the suitability of the Premises for the conduct of Tenant's business, and (iii) that Landlord shall have no obligation for the improvement or alteration of the Premises prior to occupancy thereof by Tenant.

3.   TERM.

          3.1 Term. The scheduled Commencement Date, Expiration Date and Lease Term of this Lease are specified in Section 1.3.

           3.2 Early Possession. After the Delivery Date, Tenant shall have the right to enter upon, and Landlord shall provide access to, the Premises for purposes of installing Tenant's cabling, fixtures, furnishings and equipment. Such entry upon the Premises shall not be deemed to constitute the taking of possession or occupancy of the Premises. Any such early possession shall neither affect nor advance the Expiration Date of the Lease Term. Tenant's entry upon or occupancy of the Premises prior to the Commencement Date shall be subject to all terms and conditions of this Lease other than Tenant's obligation for payment of Base Rent and Tenant's obligation for payment of Real Property Taxes pursuant to Article 9 below.

          3.3 Delay In Possession. If for any reason Landlord cannot deliver possession of the Premises to Tenant as agreed herein by the Scheduled Delivery Date, Landlord, except as set forth below, shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease, or the obligations of Tenant hereunder. In such case, Tenant shall not, except as otherwise provided herein, be obligated to pay rent or perform any other obligation of Tenant under the terms of this Lease until Landlord delivers possession of the Premises to Tenant and the actual Commencement Date occurs. The actual Commencement
     Date shall occur upon the "substantial completion" of the "Improvements" as such terms are defined in the Construction Addendum, or such earlier date as is specified in the Construction Addendum. If the actual Commencement Date shall occur on a date other than the first (1st) day of a calendar month, then the partial calendar month during which the Commencement Date occurs shall be added to the Lease Term. In such a case, the Expiration Date shall be the last day of the one hundred twentieth (120th) full calendar month following the month when the actual Commencement Date occurs. If possession of the Premises is not delivered to Tenant within sixty (60) days after the Scheduled Delivery Date, Tenant may, at its option, by notice in writing to Landlord, cancel this Lease, in which event the Parties shall be discharged from all obligations hereunder provided, however, that if such written notice by Tenant is not received by Landlord prior to the delivery of possession by Landlord, Tenant's right to cancel this Lease shall terminate and be of no further force or effect. After the occurrence of the actual Commencement Date, either Party, upon request by the other, shall execute a memorandum reflecting the actual Commencement Date and Expiration Date.

4.   BASE RENT.

           Except as herein specifically provided, Tenant shall cause payment of Base Rent and other rent or charges, as the same may be adjusted from time to time, to be received by Landlord in lawful money of the United States, without offset or deduction, on or before the day on which it is due under the terms of this Lease. Base Rent and all other rent and charges for any period during the term hereof which is for less than one (1) full calendar month shall be prorated based upon the actual number of days of the calendar month involved. Base Rent for any partial calendar month at the commencement of the Lease Term shall be calculated at the same rate as is provided for the first (1st) full calendar month of the Lease Term and shall be payable on the Commencement Date. Payment of Base Rent and other charges shall be made to Landlord at its address stated herein or to such other persons or at such other addresses as Landlord may from time to time designate in writing to Tenant.

5.   USE.

          5.1 Use. Tenant shall use and occupy the Premises only for the purposes set forth in Section 1.6, or any other use which is comparable thereto. Landlord hereby agrees to not unreasonably withhold or delay its consent to any written request by Tenant, Tenant's assignees or subtenants, or prospective assignees and subtenants of Tenant, for a modification of said permitted purpose for which the Premises may be used or occupied, so long as the same will not impair the structural integrity of the Improvements on the Premises or the mechanical or electrical systems therein, is not significantly more burdensome to the Premises and the Improvements thereon, and is otherwise permissible pursuant to this Article 5. If Landlord elects to withhold such consent, Landlord shall, within twenty (20) business days after receipt by Landlord of a request for consent, give a written notification of same, which notice shall include an explanation of Landlord's reasonable objections to the change in use.

          5.2  Hazardous Substances.

                (a) Definition. As used in this Section, the term "Hazardous Substance" shall mean any product, substance, chemical, material or waste whose presence, nature, quantity and/or intensity of existence, use, manufacture, disposal, transportation, spill, release or effect, either by itself or in combination with other materials expected to be on the Premises, is either: (i) potentially injurious to the public health, safety or welfare, the environment or the Premises, (ii) regulated or monitored by any governmental authority, or (iii) a basis for liability of Landlord to any governmental agency or third party under any applicable statute or common law theory. The term "Hazardous Substance" shall include, but not be limited to, hydrocarbons, petroleum, gasoline, crude oil or any products, by-products or fractions thereof, and any medical waste generated by Tenant in the course of its use of the Premises.

                (b) Landlord's Hazardous Substances.. Landlord shall be responsible for all costs and expense incurred at any time in complying with all Applicable Law affecting or relating to the Premises arising out of (1) sub-surface Hazardous Substances existing as of the date Landlord delivers possession of the
     Premises to Tenant, or (2) hereafter caused to be located upon the Premises by sub-surface migration from adjacent property or by the acts or omissions of Landlord and/or any of Landlord's employees, agents or contractors (the Hazardous Substances referred to in this clause (2) and in clause (1) above are collectively referred to herein as "Landlord's Hazardous Substances"). In furtherance of the foregoing, and without limiting the scope thereof, if it is determined at any time that the Premises contain Landlord's Hazardous Substances which are required by applicable governmental authority to be removed, contained or neutralized, then the cost of removal, containment or neutralization of such materials shall be borne by Landlord. Landlord shall indemnify, defend and hold Tenant harmless from and against any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses (including, without limitation, sums paid in settlement of claims, attorneys' fees, consultant fees and expert fees) which arise on or after the date that possession of the Premises is delivered to Tenant, including at any time after the expiration of the Lease Term, from or in connection with Landlord's Hazardous Substances. Notwithstanding anything in this Lease to the contrary, in no event shall Landlord have any obligation to indemnify, defend or hold Tenant harmless from any claims, judgments, damages, penalties, fines, costs, liabilities or losses of any kind whatsoever arising out of storage, handling use or placement of Hazardous Substances on the Premises by Tenant, or by Tenant's agents, contractors, invitees or employees.

                (c)   Tenant's Use.  Tenant shall have  the  right  to
     store, use and handle Hazardous Substances on the Premises provided that such Hazardous Substances are used in the operation of Tenant's business and are stored, used, handled and disposed of in compliance with all Applicable Law and provided (i) that no Hazardous Substances may be stored, used, handled, or disposed of, at the Premises other than such Hazardous Substances as are customary for the operation for business for Tenant's Initial Use, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, and Landlord shall have twenty (20 days within which to respond to any written request by Tenant for such consent; and (ii) that any Hazardous Substance storage, use, handling and/or disposal at the Premises shall be conducted in a manner in accordance with manufacturer specifications therefor (if such specifications are made available by the manufacturer) and generally accepted industry practices regarding safety and security measures with respect thereto (including, without limitation, as to disposal of medical wastes). Upon request from Landlord or a Lender (defined below), Tenant shall provide Landlord or any Lender on an annual basis (or more frequently, if Landlord or one of its Lenders reasonably believes that a change has occurred in Tenant's Hazardous Substances management practices) with evidence that Tenant is complying with all Applicable Law in connection with its use of Hazardous Substances. If available, such information shall include any public nonproprietary information as may be included in any copies of Hazardous Materials Management Plans maintained by Tenant as well as a representative list of Hazardous Substances used or stored by Tenant on the Premises. In the event that a claim is made by a governmental entity or litigation is commenced by any third party, on the basis of an alleged violation on the part of Tenant of any Applicable Law relating to Hazardous Substances in connection with the Premises, Tenant shall promptly notify Landlord of the existence of any such claim and provide to Landlord such cooperation and information as Landlord may reasonably require in connection with the defense of each claim so long as Landlord shall take such steps and make such agreements as Tenant reasonably deems necessary to preserve the absolute confidentiality and secret nature of any information provided by Tenant, except that Landlord may make such disclosures of such information as are reasonably required (i) to Landlord's employees, agents, representatives, contractors, advisors, attorneys and/or consultants, (ii) by applicable governmental authority or Applicable Laws, or (iii) to enforce the provisions of this Lease. Tenant shall be responsible for all costs incurred in complying with all Applicable Law relating to Hazardous Substances which Tenant or its subtenants or any of their respective agents, employees, contractors, or invitees store, use or handle in or upon the Premises at any time during the Lease Term. Tenant shall indemnify, defend and hold Landlord harmless from and against any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses (including, without limitation, sums paid in settlement of claims, attorneys' fees, consultant fees and expert fees) (collectively, "Claims") which arise on or after the date that possession of the Premises is delivered to Tenant, including at any time after the expiration of the Lease Term, from or in connection with Tenant's storage, use or handling of Hazardous Substances on the Premises during the Lease Term. Tenant acknowledges that, except as specifically provided in this Lease, Landlord makes no representation or warranty with respect to whether any Hazardous Substances are currently located upon, within or beneath the Premises, and Landlord shall have no obligation to Tenant to remove, remediate, abate or take other action with respect to, or to indemnify, defend or hold harmless Tenant with respect to, any such Hazardous Substances as may be currently or hereafter come to be located upon, within or beneath the Premises, other than Landlord's Hazardous Substances as provided above.
     Notwithstanding any other provision herein contained, Tenant shall not be responsible for the cost of or otherwise liable in connection with any contamination by Hazardous Substances or remediation of the same to the extent such contamination is caused by any persons other than Tenant, its subtenant(s), or any of their respective agents, contractors, employees or invitees after the Delivery Date, unless Tenant shall have failed to take commercially customary and reasonable measures to safeguard the Premises from such contamination and the contamination would not have occurred if the Premises had been so safeguarded. In the event Landlord is required by applicable governmental authority to take any removal, remediation or action with respect to any Landlord's Hazardous Substances, the cost of which is reasonably estimated to exceed twenty-five percent (25%) of the replacement cost of the Improvements, Landlord shall have the right to terminate this Lease upon sixty (60) days prior written notice to Tenant, provided that such termination notice is delivered with sixty (60) days following Landlord's first learning of the estimated cost of such required action.

                (d) Survival. The representations, warranties and agreements of the Parties set forth in this Article 5 shall survive the expiration of the Lease Term or the termination of this Lease for any other reason.

          5.3  Tenant's Compliance With Law.

                (a) Definition; Evidence Of Compliance. Except as otherwise provided in this Lease, Tenant shall, at its sole cost and expense, fully, diligently and in a timely manner, comply with all "Applicable Law," which term is used in this Lease to include all laws, rules, regulations, ordinances, statutes, codes, directives, covenants (including, but not limited to currently existing covenants, conditions and restrictions applicable to the Premises), easements and restrictions of record, permits, and the reasonable requirements of any applicable fire insurance underwriter or rating bureau relating in any manner to the Premises now in effect or which may hereafter come into effect, provided that Tenant has been notified of such requirements. Tenant shall, within forty-five
     (45) days after receipt of Landlord's written request, provide Landlord with copies of all documents and information, including, but not limited to, permits, registrations, manifests, applications, reports and certificates, evidencing Tenant's compliance with any Applicable Law specified by Landlord, and shall notify Landlord of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving failure by Tenant or the Premises to comply with Applicable Law.

                (b) Tenant's Right To Contest. Tenant shall have the right, after written notice to Landlord and at Tenant's sole cost and sole expense, to contest in good faith by appropriate legal proceedings the validity or application of any law, ordinance or other legal requirement and to delay compliance therewith pending the prosecution of such proceedings, provided that (i) no civil or criminal penalty, violation, fine or levy would be incurred by Landlord as a result of such contest, (ii) no lien or charge would be imposed upon the Land or the Improvements by reason of such delay, and (iii) such legal proceedings are conducted in the manner prescribed by Applicable Law. Tenant shall indemnify, defend and hold Landlord harmless from and against any and all claims, demands, liabilities, losses, damages, costs and expenses (including, without limitation, reasonable attorneys' fees) arising out of or in connection with any such contest by Tenant. Landlord agrees that it will, at the request of Tenant, execute or join in the execution of any instrument or document reasonably necessary in connection with any such contest, at no cost to Landlord.

                (c) Landlord's Responsibility. From and after the Delivery Date during the term of this Lease, Tenant, at Tenant's sole cost and expense, shall take all actions (including, without limitation, making such improvements or alterations to the Premises) as are required to cause the Premises to comply with Applicable Law, including, without limitation, such compliance as is necessitated as a result of the condition of the Premises existing as of the Delivery Date, as a result of improvements or alterations to the Premises, Tenant's particular use of the Premises and/or Applicable Law newly enacted following the date hereof; except, however, that Landlord, at Landlord's sole cost, shall take all actions (including, without limitation, making such improvements or alterations to the Premises) as are required to cause the Premises to comply with Applicable Law following the date hereof to the extent (i) such action is required with respect to any Landlord's Hazardous Substances, or (ii) such action is required by any Applicable Law newly enacted following the date hereof which requires improvements or alterations to be made to items of the Premises which are to be maintained by Landlord pursuant to Section 6.2 below and such action is not necessitated by Tenant's alterations or improvements to, or particular use of, the Premises.

           5.4 Inspection; Compliance. Landlord shall have the right to enter the Premises at any time in the case of an emergency, and otherwise at reasonable times upon reasonable prior written notice for the purpose of inspecting the condition of the Premises and for verifying compliance by Tenant with this Lease and all Applicable Law. Landlord may employ experts or consultants in connection therewith to advise Landlord with respect to Tenant's activities, including but not limited to the installation, operation, use, monitoring, maintenance, or removal of any Hazardous Substance or storage tank on or from the Premises. The cost and expense of any such inspections shall be paid by Landlord, unless a Breach of this Lease, a violation of Applicable Law, or a contamination caused or materially contributed to by Tenant is found to exist or be imminent.

6.    MAINTENANCE; REPAIRS; UTILITY INSTALLATIONS; TRADE FIXTURES  AND
ALTERATIONS.

           6.1 Tenant's Obligations. Subject to the provisions of Sections 2.2 (condition of the Premises upon delivery), 2.3 (Landlord's warranty as to Hazardous Substances), 6.2 (Landlord's obligations to repair), 8 (damage or destruction), and 13 (condemnation), Tenant shall, at Tenant's sole cost and expense, keep Premises (including, without limitation, the Building) and every part thereof (except those for which Landlord is responsible under the terms of this Lease) in good order, condition and repair, including, without limiting the generality of the foregoing, all equipment or facilities located within and serving the Building, such as interior or above foundation or slab plumbing or utility lines, heating, ventilating, air conditioning, and electrical systems, lighting facilities, boilers, fired or unfired pressure vessels, fire alarm and/or smoke detection systems and equipment, interior nonload bearing walls, ceilings, floor coverings, windows, doors, skylights and plate glass, reasonable wear and tear excepted. Tenant shall not be responsible for keeping or maintaining structural portions of the exterior walls or load bearing members of the Building as well as any other portions of the Premises for which Landlord is responsible pursuant to Section 6.2, except to the extent that any repairs or maintenance are required by reason of damage or abuse on the part of Tenant, or any of its employees, contractors, or invitees, or Tenant's failure to perform its obligations under this Lease, in which case Tenant shall be responsible for any such repair and or maintenance. Tenant, in keeping the Premises in good order, condition and repair, shall exercise and perform good maintenance practices. Tenant's obligations pursuant hereto shall include, without limitation, any and all required maintenance, repairs and/or replacements to the parking lots and other exterior portions of the Premises; except, however, that in the event of a capital expenditure by Tenant with respect to replacement or resurfacing of the majority of the parking area following Tenant's initial improvement of the Premises (the parties hereby acknowledging that following the Delivery Date, Tenant shall cause the parking area of the Premises to be improved to a good operating condition as a part of the Tenant Improvements at Tenant's sole cost, subject to Landlord's payment of the Improvement Allowance, pursuant to the Construction Addendum), if the reasonable useful life of such work of improvement extends beyond the term of this Lease, then Landlord shall reimburse Tenant for a fraction of the cost of such work (within thirty (30) days following Tenant's submission to Landlord of paid invoices or other reasonable evidence of the cost of such work), the numerator of which shall be the number of months following the expiration of the term of this Lease within the useful life of such work of improvement, and the denominator of which shall be the number of months within the useful life of such work of improvement.

           6.2 Landlord's Obligations. In addition to and without limiting the generality of the warranties and agreements of Landlord contained in Sections 2.2 (relating to condition of the Premises), 2.3 (relating to Hazardous Substance), 5.3(c) (Landlord's responsibility), 8 (relating to damage or destruction ), and 13 (relating to condemnation), Landlord shall, at its sole cost and expense, maintain all structural portions of the exterior walls or load bearing members of the Building, the foundation, roof structure (provided that Tenant shall be responsible for the roof membrane), within or below the foundation or slab plumbing fixtures, utility lines located outside the Building or below the foundation or slab, and the structural soundness of the exterior walls, in good repair, reasonable wear and tear excepted.

          6.3  Utility Installations; Trade Fixtures; Alterations.

                (a)  Definitions; Consent Required.  The term "Utility
     Installations" is used in this Lease to refer to all carpeting, window coverings, air lines, power panels, electrical distribution, security, fire protection systems, lighting fixtures, heating, ventilating, and air conditioning equipment, plumbing, and non-demising walls in, on or about the Premises. The term "Trade Fixtures" shall mean Tenant's machinery and equipment, including, but not limited to, computer systems, computer equipment, storage facilities, fences, partitions and other similar items, that can be removed without doing material damage to the structural portions of the Premises. The term "Alterations" shall mean any modification of the Improvements on the Premises from that which are provided by Landlord under the terms of this Lease, other than Utility Installations or Trade
     Fixtures, whether by addition or deletion. "Tenant Owned Alterations and/or Utility Installations" are defined as Alterations and/or Utility Installations made by Tenant that are not yet owned by Landlord as defined in Subsection 6.4(a). Except as provided elsewhere in this Lease, Tenant shall not make any Alterations or Utility Installations in, on, under or about the Premises without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed. Tenant may, however, without obtaining Landlord's consent thereto, make nonstructural Alterations or Utility Installations to the interior of the Building, as long as they are not readily visible from the outside of the Premises, do not involve puncturing, relocating or removing the roof or any existing exterior or load bearing walls and can be made or constructed at a cost of no more than $30,000 in the aggregate during any one calendar year. In addition, the installation, removal, replacement or modification of floor or wall coverings will not require Landlord's consent.

               (b) Consent. Any Alterations or Utility Installations that Tenant shall desire to make and which require the consent of Landlord shall be presented to Landlord in written form with proposed plans. All consents given by Landlord shall be deemed conditioned upon: (i) Tenant's acquiring all applicable permits required by governmental authorities, (ii) the furnishing to Landlord of copies of such permits together with a copy of the plans and specifications for the Alteration or Utility Installation prior to commencement of the work thereof, and (iii) compliance by Tenant with all conditions of said permits in a prompt and expeditious manner. Any Alterations or Utility Installations made by Tenant during the Lease Term shall be done in a good and workmanlike manner, with good and sufficient materials, and in compliance with all Applicable Law. Tenant shall promptly upon completion thereof furnish Landlord with as-built plans and specifications therefor. Landlord may (but
     without                       obligation                       to
     do so) condition its consent to any requested Alteration or Utility Installation that cost Twenty Thousand Dollars ($20,000) or more ($50,000 as to the original named Tenant and its Affiliates) upon Tenant's providing Landlord with a lien and completion bond in an amount equal to one and one-half (1-1/2) times the estimated cost of such Alteration or Utility Installation. If Landlord shall so advise Tenant in writing concurrently with approval of any request for Alteration or Utility Installation, Tenant shall be required to remove the same and repair any damage caused by the removal upon the expiration of the Lease Term.


                (c) Indemnification. Tenant shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Tenant at or for use on the Premises which claims are or may be secured by any mechanics' or materialmen's lien against the Premises or any interest therein. If Tenant shall, in good faith, contest the validity of any such lien, claim or demand, then Tenant shall, at Tenant's sole cost and expense, defend and protect itself, Landlord and the Premises against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof against the Landlord or the Premises. If in connection with such contest Landlord shall require, Tenant shall furnish to Landlord a surety bond satisfactory to Landlord in an amount equal to one and one-half (1-1/2) times the amount of such contested lien, claim or demand (or, if different, the amount required by statute), indemnifying Landlord against liability for the same, as required by law for the holding of the Premises free from the effect of such lien or claim.

          6.4  Ownership; Removal; Surrender.

           (a) Ownership. Subject to Landlord's right to require Tenant to remove the same as provided in Section 6.3(b), all Alterations and Utility Installations made to the Building by Tenant shall be the property of and owned by Tenant, but considered a part of the Building, and shall automatically become the sole property of Landlord upon the expiration of the Lease Term or earlier termination of this Lease. Tenant shall pay all costs of repairing any damage to the Premises resulting from Tenant's removal of Trade Fixtures, Alterations or Utility Installations. On or before the expiration of the term or earlier termination of this Lease, Tenant shall have the right to remove from the Premises any Alterations not permanently affixed to the Premises, and Tenant shall remove from the Premises all of its Trade Fixtures and other personal property not permanently affixed to the Premises, and Tenant shall repair any damage to the Premises resulting from such removal. If Tenant shall fail to remove all of such Trade Fixtures and other personal property from the Premises upon such expiration or termination, Landlord may, at its option, remove the same in any manner that Landlord shall choose, and store or dispose of such property without liability to Tenant for loss thereof, and Tenant shall pay to Landlord upon demand the reasonable expenses incurred in such removal and storage charges on such property for any length of time that the same shall be in Landlord's possession. In the alternative, Landlord may, at its option, sell said property, or any of the same, in accordance with Sections 1980-1991 of the California Civil Code and Section 1174 of the California Code of Civil Procedure or any successor statutory provisions, for such prices as Landlord may obtain and apply the proceeds of such sale to any amounts due under this Lease from Tenant to Landlord and to the expense incident to the removal and sale of such property.

               (b) Surrender. Tenant shall surrender the Building by the end of the last day of the Lease Term or any earlier termination date, with all of the Improvements and parts and surfaces thereof clean and free of debris and in good operating order, condition and state of repair, ordinary wear and tear excepted.

7.   INSURANCE; INDEMNITY.

           7.1 Liability Insurance Carried By Tenant. Tenant, at its sole cost and expense, shall obtain and keep in force during the Lease Term a commercial general liability policy of insurance protecting Tenant and Landlord (as an additional insured but only as respects the acts or omissions of Tenant), against claims for personal injury, bodily injury, death and broad form property damage based upon, involving or arising out of the ownership, use, occupancy or maintenance of the Premises. Such insurance shall be on an occurrence basis providing single limit coverage in an amount not less than Two Million Dollars ($2,000,000) per occurrence. Tenant shall in addition reimburse to Landlord, within thirty (30) days after receipt of an invoice from Landlord, the amount paid by Landlord for commercial general liability coverage maintained by Landlord during the Lease Term with respect to the Premises, against claims for personal injury, bodily injury, death and broad form property damage in an amount not in excess of Two Million Dollars $2,000,000 per occurrence. In connection with any such demand for reimbursement by Landlord, Landlord shall provide to Tenant reasonable documentation evidencing the payment by Landlord of the premium to be reimbursed and the amount of such premium applicable to the Premises. The amount of the annual premium to be reimbursed is estimated to initially be in the approximate amount of $ per year. In the event that the amount of such premium for the
     first  year  shall exceed $          , or if in  any  given  year
     thereafter during the Lease Term such premium exceeds 110% of the premium for the immediately preceding year, Tenant, upon giving Landlord notice within ten (10) days following receipt of written demand for reimbursement from Landlord, shall be entitled to obtain one or more written quotes for the provision of insurance coverage comparable (and from comparable insurers) to that commercial general liability coverage maintained by Landlord with respect to the Premises. In the event that the quoted premium in connection with any bona fide quote is less than that being demanded by Landlord, then Tenant's obligation to reimburse Landlord shall be limited to the amount of such bona fide quote.

           7.2 Property Insurance. Tenant, at its sole cost and expense, shall obtain and keep in force during the Lease Term a policy or policies of "All Risk" insurance (including a vandalism and malicious mischief endorsement and sprinkler leakage coverage) in the name of Landlord and Tenant, with loss payable to Landlord, Tenant and to the holders of any mortgages, deeds of trust or ground leases on the Premises ("Lender(s)"), as their respective interests may appear, insuring loss or damage to the Premises, including, but not limited to Alterations and Utility Installations. The amount of such insurance shall be equal to the full replacement cost of the Premises, including, but not limited to Alterations and Utility Installations (based on the reasonable valuation thereof provided by Landlord to Tenant in writing on or before the Commencement Date), as the same shall exist from time to time, but in no event more than the commercially reasonable and available insurable value thereof if, by reason of the unique nature or age of the Improvements involved, such latter amount is less than full replacement cost. If the coverage is available and commercially appropriate (i.e., such insurance is obtainable at reasonable rates and is normally carried by owners of buildings similar to the Building located in the San Fernando Valley area of Los Angeles County, California), such policy or policies shall insure against all risks of direct physical loss or damage (except the perils of flood), including coverage for earthquakes, the cost of debris removal and reasonable amounts of coverage for the cost of complying with any ordinance or law regulating the reconstruction or replacement of any undamaged sections of the Premises required to be demolished or removed by reason of the enforcement of any building, zoning, safety or land use laws as the result of a covered cause of loss. Said policy or policies shall also contain an agreed valuation provision in lieu of any coinsurance clause. The policy of insurance to be maintained pursuant to this Section 7.2 (other than any policy of earthquake insurance), shall include a deductible not to exceed $50,000.00. Subject to the above provisions of this Section 7.2, any earthquake insurance shall include a deductible not to exceed the greater as between (i) five percent (5%), and (ii) $100,000.

          7.3 Tenant's Property Insurance. Tenant shall, at its sole cost and expense, by separate policy, or by endorsement to a policy already carried, maintain insurance coverage on all of Tenant's personal property, Tenant Owned Alterations and Utility Installations in, on, or about the Premises. Such insurance shall be on a full replacement cost basis.

           7.4   Insurance  Policies.  Insurance required  under  this
     Article 7 shall be obtained from companies maintaining at the commencement of the policy term a "General Policyholders Rating" of at least A and a financial rating of at least Class VII, as set forth in the most current issue of "Best's Insurance Guide." Each Party shall cause to be delivered to the other Party certificates evidencing the existence and amounts of such insurance with the insureds and loss payable clauses as required by this Lease. The certificates shall contain a provision that the insurer will endeavor to provide Landlord with thirty (30) days prior written notice of cancellation. Tenant shall provide Landlord with immediate notice in the event that Tenant shall receive any notice of cancellation or termination with respect to any insurance policy required to be maintained by Tenant hereunder. Tenant shall provide to Landlord, at least fifteen
     (15) days prior to the expiration of such policies, with evidence of renewals or "insurance binders" evidencing renewal thereof, or Landlord, after ten (10) days prior written notice to Tenant, may order such insurance and charge the cost thereof to Tenant, which amount shall be payable by Tenant to Landlord within thirty (30) days after demand.

           7.5 Waiver Of Subrogation. Without affecting any other rights or remedies and to the extent this release and waiver does not invalidate or impair their respective insurance policies, Tenant and Landlord release each other and their respective agents, employees, officers, directors, shareholders, successors, assigns, and subtenants for all liability for injury to any person or damage to any property which is caused by or results from a risk which is actually insured against pursuant to the provisions of this Lease without regard to the negligence or willful misconduct of the parties so released. Tenant shall use its best efforts to cause each insurance policy it obtains pursuant to Sections 7.2 and 7.3 above, to provide that the insurer thereunder waives all right of recovery by way of subrogation as is required herein in connection with any injury or damage required by the policy. If such insurance policy cannot be obtained with such waiver of subrogation, then the party obtaining such insurance shall promptly notify the other party of the inability to obtain insurance coverage with the waiver of subrogation.

          7.6 Indemnity By Tenant. Except for Landlord's misconduct, negligent acts or omissions and/or breach of express warranties and the provisions of this Lease and any matter for which Landlord is to provide indemnification pursuant to Section 7.7 below, Tenant shall indemnify, protect, defend and hold harmless the Premises, Landlord and Landlord's agents from and against any and all claims, loss of rents and/or damages, costs, liens, judgments, penalties, permits, reasonable attorneys' and consultant fees, expenses and/or liabilities arising out of or involving the occupancy of the Premises by Tenant, the conduct of Tenant's business in or from the Premises, any act, omission or neglect of Tenant, Tenant's agents, contractors, employees or invitees (provided that Landlord and/or any of Landlord's agents, contractors, employees and others entering the Premises at Landlord's request pursuant to Section 29 below, shall not be deemed to be the invitees of Tenant), or out of any Default or Breach by Tenant in the performance in a timely manner of any obligation on Tenant's part to be performed under this Lease. In case any action or proceeding be brought against Landlord by reason of any of the foregoing matters, Tenant upon notice from Landlord shall defend the same at Tenant's expense by counsel reasonably satisfactory to Landlord, and Landlord shall cooperate with Tenant in such defense.

          7.7 Indemnity By Landlord. Except for Tenant's misconduct, negligent acts or omissions and/or breach of express warranties and the provisions of this Lease and any matter for which Tenant is to provide indemnification pursuant to Section 7.6 above, Landlord shall indemnify, protect, defend and hold harmless the Premises, Tenant and Tenant's agents from and against any and all claims, damages, costs, liens, judgments, penalties, permits, reasonable attorneys' and consultant fees, expenses and/or liabilities arising out of or involving the conduct of Landlord's business, any act, omission or neglect of Landlord, Landlord's agents, contractors, employees or invitees (provided that Tenant and/or any subtenant of Tenant, and/or any of their respective agents, contractors, customers, employees and business invitees shall not be deemed to be the invitees of Landlord), or out of any breach by Landlord in the performance in a timely manner of any obligation on Landlord's part to be performed under this Lease. In case any action or proceeding be brought against Tenant by reason of any of the foregoing matters, Landlord upon notice from Tenant shall defend the same at Landlord's expense by counsel reasonably satisfactory to Tenant, and Tenant shall cooperate with Landlord in such defense.
           7.8 Rent Loss Insurance. Tenant, at its sole cost and expense, shall obtain and keep in force during the term of this Lease, a policy or policies in the name of Landlord with loss payable to Landlord and Landlord's lender(s) insuring the loss of rental and other charges payable by Tenant to Landlord pursuant to this Lease for one (1) year (including all Base Rent, prepaid rent, Real Property Taxes, insurance costs, and any scheduled rental increases). Said insurance shall provide that in the event the Lease is terminated by reason of an insured loss, the period of indemnity for such coverage shall be extended beyond the date of the completion of repairs or replacement of the Premises, to provide for one (1) full year of loss of rent from the date of such loss. Said insurance shall contain an agreed valuation provision in lieu of any co-insurance clause and the amount of coverage shall be adjusted annually to reflect the projected Base Rent, Real Property Taxes, insurance costs and other expenses payable by Tenant for the next twelve (12) month period.

8.   DAMAGE OR DESTRUCTION.

          8.1  Definitions.

                (a) "Premises Partial Damage" shall mean damage to or destruction of the Premises, other than Tenant Owned Alterations and Utility Installations, which damage or destruction will require less than 270 days following the occurrence of the Casualty to repair or restore.

                (b) "Premises Total Destruction" shall mean damage to or destruction of the Premises, other than Tenant Owned Alterations and Utility Installations, which damage or destruction will require more than 270 days following occurrence of the Casualty to repair and restore.

               (c) "Insured Loss" shall mean damage to or destruction of the Premises, which was caused by an event required to be covered by the insurance described in Section 7.2, irrespective of any deductible amounts or coverage limits involved.

               (d) "Casualty" shall mean any damage to or destruction of all or any portion of the Premises without regard to whether such damage or destruction shall constitute an Insured Loss.

                (e) "Replacement Cost" shall mean the cost to repair or rebuild the Premises, (without deduction for depreciation) at the time of the occurrence of the Casualty to their condition existing immediately prior thereto, including demolition, debris removal and upgrading required by Applicable Law.

                (f) "Hazardous Substance Condition" shall mean the occurrence or discovery of a condition involving the presence of, or a contamination by, a Hazardous Substance in, on, or under the Premises.

           8.2 Partial Damage - Insured Loss. If a Premises Partial Damage that is an Insured Loss occurs, then Landlord shall, at Landlord's sole cost and expense (provided that Tenant shall pay to Landlord the amount of any insurance deductible), repair such damage (but not Tenant's Trade Fixtures) as soon as reasonably possible and this Lease shall continue in full force and effect, and Tenant shall make all insurance proceeds received by Tenant under the insurance maintained pursuant to Section 7.2 above, available to Landlord for the performance of such repairs. However, Tenant may, at Tenant's election, repair any such damage or destruction the total cost to repair of which is Ten Thousand Dollars ($10,000) or less, and in such event, Tenant may retain the insurance proceeds available to Tenant on a reasonable basis for that purpose. Further, Landlord shall not be obligated to make such repairs if the sum of insurance proceeds available and contributions made by Tenant (as provided above and below) is more than $50,000 less than the reasonable cost of making such repairs. Except as provided in Section 8.4 and 8.5 , in the event that the amount of insurance proceeds available to repair such damage or destruction is less than the reasonable cost of actually making the repairs, then Tenant shall be obligated to pay one-half (1/2) of the shortfall (but in no event more than $50,000) as its contribution to the cost of such repairs, such amount to be payable within thirty (30) days after receipt of an invoice therefor after the repairs are complete. However, within thirty (30) days following written request by Landlord, Tenant agrees to provide Landlord with satisfactory assurance that its contribution to the cost of repairs will be paid in a timely manner. Notwithstanding the foregoing, if the required insurance was not in force, Tenant shall promptly contribute the shortage in proceeds as and when required to complete said repairs. The Party responsible for making the repairs shall complete them in a good and workmanlike manner and restore the Premises or the portion thereof in question to their condition as they existed immediately prior to the Casualty as soon as reasonably possible, and this Lease shall remain in full force and effect. Premises Partial Damage due to flood or earthquake shall be subject to
     Section 8.3 rather than Section 8.2, notwithstanding that there may be some insurance coverage, but the net proceeds of any such insurance shall be made available for the repairs if made by either Party.

          8.3 Partial Damage - Uninsured Loss. If a Premises Partial Damage occurs which Landlord is not required to repair pursuant to the Provisions of Section 8.2, Landlord shall at Landlord's option either: (i) repair such damage as soon as reasonably possible, at Landlord's sole cost and expense, so as to restore the Premises (but not including Tenant's Trade Fixtures), or the portion thereof in question, to their condition as they existed immediately prior to the occurrence of the Casualty, in which event this Lease shall continue in full force and effect, or (ii) give written notice to Tenant, within sixty (60) days after receipt by Landlord of knowledge of the occurrence of such damage, of Landlord's desire to terminate this Lease as of the date of the Casualty. Landlord's failure to provide notice of its election to terminate within the time period provided in the preceding sentence shall constitute Landlord's election (and Landlord shall thereafter be required) to keep this Lease in full force and effect and to restore the Premises or the portion thereof in question to their condition as they existed
     immediately                       prior                        to
     the occurrence of the Casualty, if such failure shall continue for a period of five (5) days following delivery by Tenant to Landlord of written notice stating that the sixty (60) day period provided in this Lease has expired and requesting a decision within five (5) days. In the event Landlord elects to give notice of Landlord's intention to terminate this Lease, Tenant shall have the right within ten (10) days after the receipt of such notice to give written notice to Landlord of Tenant's commitment to pay for all but $50,000 of the cost of the repair of such damage at Tenant's sole cost and expense. Tenant shall provide Landlord with the required funds or satisfactory assurance thereof within thirty (30) days following Tenant's said commitment. In such event this Lease shall continue in full force and effect, and Landlord shall proceed to make such repairs as soon as reasonably possible and the required funds are available. If Tenant does not give such notice and provide the funds or assurance thereof within the times specified above, this Lease shall terminate as of the date of the Casualty.

          8.4 Total Destruction. Notwithstanding any other provision hereof, if a Premises Total Destruction occurs (including any destruction required by any authorized public authority), Landlord shall notify Tenant of such occurrence no later than sixty (60) days following the occurrence of the Casualty. In such event, this Lease, at Tenant's option, which option shall be exercisable only by Tenant's delivery of written notice of exercise to Landlord within twenty (20) days after actual receipt of Landlord's notice, shall terminate as of the date of the
     Casualty. Otherwise, the Casualty shall be dealt with in the same manner as is provided above with respect to Premises Partial Damage.

           8.5 Damage Near End Of Term. If at any time during the last three (3) months of the Lease Term a Casualty occurs for which the cost to repair exceeds one (1) month's Base Rent, whether or not an Insured Loss, either Party may terminate this Lease by written notice delivered to the other within forty-five
     (45) days after the date of such Casualty, whereupon this Lease shall terminate as of the date of such Casualty provided, however, the Lease shall not so terminate if prior to such Casualty Tenant has duly exercised any renewal option then available to it pursuant to this Lease. In the event that Tenant has duly exercised such renewal option, the Casualty shall be addressed as set forth in Sections 8.2, 8.3 or 8.4, as may be applicable.

          8.6  Abatement Of Rent;  Tenant's Remedies.

                (a) In the event of damage described in Section 8.2 (Partial Damage - Insured Loss) or Section 8.3 (Partial Damage - Uninsured Loss), the Base Rent, Real Property Taxes, insurance premiums, and other charges, if any, payable by Tenant hereunder for the period during which such damage, its repair or the restoration continues shall be abated in proportion to the degree to which Tenant's use of the Premises is impaired.

               (b) If Landlord shall be obligated to repair or restore the Premises under the provisions of this Article 8 and does not commence, in a substantial and meaningful way, and thereafter diligently pursue the repair or restoration of the Premises within ninety (90) days after such obligation shall accrue, Tenant may, at any time prior to the commencement of such repair or restoration, give written notice to Landlord and to any Lenders of which Tenant has actual notice of Tenant's election to terminate this Lease on a date not less than sixty (60) days following the giving of such notice. If Tenant gives such notice to Landlord and such Lenders and such repair or restoration is not commenced within thirty (30) days after such notice is given, this Lease shall terminate as of the date specified in said notice. If Landlord or a Lender commences the repair or restoration of the Premises within thirty (30) days after such notice is given and thereafter diligently pursues such repair or restoration to completion, this Lease shall continue in full force and effect. "Commence" as used in this Paragraph shall mean either the unconditional authorization of the preparation of the required plans, application for required permits or the beginning of the actual work on the Premises, whichever first occurs.

            8.7 Hazardous Substance Conditions. If a Hazardous Substance Condition occurs, unless caused by the activities of Tenant, or Tenant's subtenant or any of their respective invitees, agents, contractors or employees on the Premises (in which case Tenant shall make the investigation and remediation thereof required by Applicable Law and this Lease shall continue in full force and effect, but subject to Landlord's rights under
     Article 12), Landlord shall either (i) investigate and remediate such Hazardous Substance Condition, if required by Applicable Law, as soon as reasonably possible at Landlord's expense, in which event this Lease shall continue in full force and effect, or (ii) if the estimated cost to investigate and remediate such condition exceeds twelve (12) times the then monthly Base Rent or Five Hundred Thousand Dollars ($500,000), whichever is greater, give written notice to Tenant within thirty (30) days after receipt by Landlord of knowledge of the occurrence of such Hazardous Substance Condition and such cost of Landlord's desire to terminate this Lease as of the date sixty (60) days following the giving of such notice. In the event Landlord elects to give such notice of Landlord's intention to terminate this Lease, Tenant shall have the right within ten (10) days after the receipt of such notice to give written notice to Landlord of Tenant's commitment to pay for the investigation and remediation of such Hazardous Substance Condition at Tenant's sole cost and expense, except that Tenant shall be reimbursed in an amount equal to twelve (12) times the then monthly Base Rent or Five Hundred Thousand Dollars ($500,000), whichever is greater. Tenant shall provide Landlord with the funds required of Tenant or satisfactory assurance thereof within thirty (30) days following Tenant's said commitment. In such event this Lease shall continue in full force and effect, and Landlord shall proceed to make such investigation and remediation as soon as reasonably possible and the required funds are available. If Tenant does not give such notice and provide the required funds or assurance thereof within the times specified above, this Lease shall terminate as of the date specified in Landlord's notice of termination. If a Hazardous Substance Condition occurs which is not caused by the activities of Tenant, or Tenant's invitees, agents, contractors or employees on the Premises, there shall be abatement of Tenant's obligations under this Lease to the same extent as provided in Subsection 8.6(a).

           8.8 Termination - Advance Payments. Upon termination of this Lease pursuant to this Article 8, an equitable adjustment shall be made concerning advance Base Rent and any other advance payments made by Tenant to Landlord.

           8.9 Waive Statutes. Landlord and Tenant agree that the terms of this Lease shall govern the effect of any damage to or destruction of the Premises with respect to the termination of this Lease and hereby waive the provisions of any present or future Applicable Law to the extent inconsistent herewith.

9.   REAL PROPERTY TAXES.

           9.1   Payment Of Taxes. Tenant shall pay the Real  Property
     Taxes, as defined in Section 9.2, applicable to the Premises during the Lease Term. All such payments shall be made before the later of (i) thirty (30) days after the date Tenant receives written notice of the amount of Real Property Taxes which are due, or (ii) ten (10) days prior to the delinquency date of the applicable installment. Tenant shall promptly furnish Landlord with satisfactory evidence that such taxes have been paid. If any such taxes to be paid by Tenant shall cover any period of time prior to or after the expiration or earlier termination of the term hereof, Tenant's share of such taxes shall be equitably prorated to cover only the period of time within the tax fiscal year this Lease is in effect, and Landlord shall reimburse Tenant for any overpayment after such proration. If Tenant shall fail to pay any Real Property Taxes required by this Lease to be paid by Tenant, Landlord shall have the right to pay the same, and Tenant shall reimburse Landlord therefor upon demand.

           9.2 Definition Of "Real Property Taxes." As used herein, the term "Real Property Taxes" shall include any form of real estate tax or assessment, general or special, and any license fee, commercial rental tax, improvement bond or bonds, levy or tax (other than inheritance, personal income, franchise, excess profits, capital levy, succession, or estate taxes) (i) imposed upon the Premises by any authority having the direct or indirect power to tax, including any city, state or federal government, or any school, agricultural, sanitary, fire, street, drainage or other improvement district thereof, or (ii) levied against any legal or equitable interest of Landlord in the Premises or in the real property of which the Premises are a part, Landlord's right to rent or other income therefrom, and/or Landlord's business of leasing the Premises. The term "Real Property Taxes" shall also include any tax, fee, levy, assessment or charge, or any increase therein, imposed by reason of events occurring, or changes in Applicable Law taking effect, during the Lease Term but shall not include any late penalties or fees, interest or costs of collection unless Tenant shall fail to pay such Real Property Taxes as and when required under Section 9.1.

           9.3 Joint Assessment. If the Premises are not separately assessed, Tenant's liability shall be an equitable proportion of the Real Property Taxes for all of the land and improvements included within the tax parcel assessed.

           9.4 Right To Contest Or Seek Reassessment. Tenant shall have the right, after written notice to Landlord and at Tenant's sole cost and expense, to contest the validity of any tax or seek a reassessment of the taxable value of the Premises by appropriate legal proceedings conducted in the manner prescribed by Applicable Law. In this regard, Landlord shall, to the extent reasonably requested by Tenant, provide Tenant with such information concerning the Premises as Landlord may have in its possession and, to the extent required by Applicable Law or covenant shall join in any such proceeding at Tenant's expense.

           9.5 Advance Payment. In the event that a Breach (as defined in Section 12.1) occurs with respect to the obligation of Tenant to timely pay Real Property Taxes, then, at any time thereafter in order to insure payment when due and before delinquency of any and all Real Property Taxes, Landlord reserves the right, at Landlord's option, to estimate the current Real Property Taxes applicable to the Premises (based upon the then most recent tax bills available to Landlord) and require each installment of Real Property Taxes to be paid in advance to Landlord by Tenant monthly in advance with the payment of the Base Rent. If Landlord elects to require payment monthly in advance, the monthly payment shall be that equal monthly amount which, over the number of months remaining before the month in which the applicable tax installment would become delinquent, would provide a fund large enough to fully discharge before delinquency, the estimated installment of Real Property Taxes to be paid. When the actual amount of the applicable tax bill is known, Landlord may, but is not required to, adjust the amount of such equal monthly advance payment so as to provide the funds needed to pay the applicable Real Property Taxes before delinquency. If the amounts paid to Landlord by Tenant under the provisions of this Section 9.5 are insufficient to discharge the obligation of Tenant to pay such Real Property Taxes as the same become due, Tenant shall pay to Landlord, upon Landlord's demand, such additional sums as are necessary to pay such obligations. All monies paid to Landlord under this Section 9.5 may be intermingled with other monies of Landlord and shall not bear interest. At any time that Landlord is collecting estimated payments from Tenant pursuant to this Section 9.5, Tenant's obligation to pay Real Property Taxes other than pursuant to this
     Section 9.5 shall be abated.

10.  UTILITIES.

           Tenant shall pay for all water, gas, heat, light, power, telephone, trash disposal and other utilities and services supplied to the Premises, together with any taxes thereon. If any such services are not separately metered to Tenant, Tenant shall pay a reasonable proportion of all charges jointly metered with other premises. Upon request, Landlord shall provide a written explanation of the methods and means used to calculate such reasonable proportion.
11.  ASSIGNMENT AND SUBLETTING.

           11.1  Tenant's Right To Assign Or Sublet.  Subject  to  the
     provisions of Section 1.6 as to use of the Premises, Tenant may not assign or otherwise transfer, mortgage or encumber this Lease or sublet the Premises in whole or in part, without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, Tenant may, without Landlord's consent, but with notice to Landlord, assign or sublet the Premises in whole or in part to
     (i) any affiliate of Tenant, or (ii) any independent contractor performing services for Tenant, provided that (1) the total area occupied by such independent contractor and its operations does not exceed ten percent (10%) of the Premises, (2) the aggregate portion of the Premises so subleased to or otherwise occupied by any such independent contractors shall not exceed twenty-five percent (25%) of the Premises, and (3) any such portion of the Premises subleased to or occupied by an independent contractor is not separately demised. For purposes of this Lease, "affiliate" means any person, firm or corporation directly or indirectly controlling, controlled by, or under common control with Tenant including without limitation, (a) any officer or director thereof, (b) any shareholder owning more than ten percent (10%) of the outstanding stock thereof, (c) any parent, subsidiary or related or affiliated corporation thereof, (d) any entity created by merger with, reorganization of, or recapitalization of Tenant, and (e) any entity which acquires Tenant or substantially all the assets of Tenant.

           11.2 Tenant's Continuing Obligations; Excess Rent. No assignment, transfer, mortgage, sublease or other encumbrance, whether or not approved, and no indulgence granted by Landlord to any assignee or subtenant, shall in any way impair the continuing primary liability (which after an assignment shall be joint and several with the assignee) of Tenant hereunder, and no consent in a particular instance shall be deemed to be a waiver of the obligation to obtain Landlord's consent in any other case. If for any assignment or sublease requiring the consent of Landlord, Tenant receives rent or other consideration, either initially or over the term of the assignment or sublease, in excess of the rent called for hereunder, or in the case of a sublease of part of the Premises, in excess of the portion of such rent fairly allocable to such part, after appropriate adjustments to assure that all other payments called for hereunder are appropriately taken into account, and after subtracting any expenses incurred in connection with such assignment or subletting, Tenant shall pay to Landlord as additional rent one-half (1/2) of the excess of each such payment of rent or other consideration received by Tenant promptly after its receipt. In the event Tenant requests the consent of Landlord to any assignment, subletting or other transfer of the Premises or this Lease pursuant to this Section 11, Tenant shall reimburse Landlord for its reasonable attorneys' fees and costs in connection therewith (including, without limitation, in review and negotiation of any documentation in
     connection   therewith),  up  to  a  maximum   reimbursement   of
     $1,000.00.

12.  DEFAULT; BREACH; REMEDIES.

           12.1 Default; Breach. Landlord and Tenant agree that if an attorney is consulted by Landlord in connection with a Tenant Default or Breach (as hereinafter defined), One Hundred Fifty Dollars ($150.00) is a reasonable sum per such occurrence for legal services and costs in the preparation and service of a notice of Default and that Landlord may include the cost of such services and costs in said notice as rent due and payable to cure said Default. A "Default" is defined as a failure by Tenant to observe, comply with or perform any of the terms, covenants, conditions or rules applicable to Tenant under this Lease. A "Breach" is defined as the occurrence of any one or more of the following Defaults. Where a grace period for cure after notice is specified herein, the failure by Tenant to cure such Default prior to the expiration of the applicable grace period shall entitle Landlord to pursue the remedies set forth in Section 12.2:

                (a) Except as expressly otherwise provided in this Lease, the failure by Tenant to make any payment of Base Rent or any other monetary payment required to be made by Tenant hereunder as and when due, where any such failure continues for a period of seven (7) business days (with respect to any installment of Base Rent) or ten (10) business days (with respect to any other monetary payment required to be made by Tenant under this Lease) following written notice thereof by or on behalf of Landlord to Tenant.

                (b) The failure by Tenant to comply with the terms, covenants, conditions or provisions of this Lease that are to be observed, complied with or performed by Tenant, other than those described in Subsection 12.1 (a) above, where such Default continues for a period of thirty (30) days after written notice thereof by or on behalf of Landlord to Tenant provided, however, that if the nature of Tenant's Default is such that more than thirty (30) days are reasonably required for its cure, then it shall not be deemed to be a Breach of this Lease by Tenant if Tenant commences such cure within said thirty-day period and thereafter diligently prosecutes such cure to completion.

                (c)   The  occurrence of any of the following  events:
     (i) the making by Tenant of any general arrangement or assignment for the benefit of creditors, (ii) Tenant's becoming a "debtor" as defined in 11 U.S.C. 101 or any successor statute thereto (unless, in the case of a petition filed against Tenant, the same is dismissed within one hundred twenty (120) days), (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within one hundred twenty (120) days, or (iv) the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged within one hundred twenty (120) days provided, however, that in the event that any provision of this Subsection 12.1(c) is contrary to any Applicable Law, such provision shall be of no force or effect and shall not affect the validity of the remaining provisions of this Lease.

     Any notice of default delivered by Landlord to Tenant pursuant to this Section 12.1 shall be in lieu of, and not in addition to, any notice of default required by Applicable Law (including, without limitation, Section 1161 of the California Code of Civil Procedure).

           12.2 Remedies. In the event of a Breach of this Lease by Tenant, as defined in Section 12.1, with or without further notice or demand, and without limiting Landlord in the exercise of any right or remedy which Landlord may have by reason of such Breach, Landlord may:

                (a) Terminate Tenant's right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. In such event, Landlord shall be entitled to recover from Tenant: (i) the worth at the time of the award of the unpaid rent which had been earned at the time of termination, (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of the award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided, (iii) the worth at the time of the award of the amount by which the unpaid rent which would have been earned for the balance of the scheduled Lease Term exceeds the amount of such rent loss that Tenant proves could have been reasonably avoided, and (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including the cost of recovering possession of the Premises, expenses of reletting and reasonable attorneys' fees. The worth at the time of award of the amount referred to in provision (iii) of the prior sentence shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). The worth at the time of the award of the amounts referred to in provisions (i) and
     (ii)  shall be adjusted to reflect any accrual of interest  under
     Article 18 hereof. Efforts by Landlord to mitigate damages caused by Tenant's Default or Breach of this Lease shall not waive Landlord's right to recover damages under this Section. If termination of this Lease is obtained through the provisional remedy of unlawful detainer, Landlord shall have the right to recover in such proceeding the unpaid rent and damages as are recoverable therein, or Landlord may reserve therein the right to recover all or any part thereof in a separate suit for such rent and/or damages.

                (b) Continue this Lease in full force and effect and this Lease will continue in effect so long as Landlord does not terminate Tenant's right to possession, and Landlord shall have the right to collect rent when due. During the period Tenant is in Breach, Landlord can enter the Premises and relet the Premises, or any part of the Premises, to third parties for
     Tenant's account. Tenant shall be liable to Landlord for all costs Landlord incurs in reletting the Premises, including without limitation, brokers' commissions, expenses of remodeling the Premises required by the reletting, and like costs to the extent such expenses are allocable to the scheduled Lease Term hereunder and to the extent such expenses are not amortized in the rent payable under such other leases. Reletting may be for a period shorter or longer than the remaining term of this Lease. Tenant shall pay to Landlord the rent (including but not limited to Base Rent) due under this Lease on the date the rent is due, less any rental amount Landlord receives from any reletting. No act by Landlord allowed by this Section 12.2(b) shall terminate this Lease unless Landlord notifies Tenant in writing that Landlord elects to terminate this Lease. After Tenant's Breach and for so long as Landlord does not terminate Tenant's right to possession to the Premises, if Tenant obtains Landlord's consent as otherwise herein provided, Tenant shall have the right to assign or sublet its interest in this Lease, but Tenant shall not be released from liability. Landlord's consent to such a proposed assignment or subletting shall not be unreasonably withheld. If Landlord elects to relet the Premises as provided in this Section 12.2(b), rental amounts that Landlord receives from reletting shall be applied to the payment of: first, any indebtedness from Tenant to Landlord other than rent due from Tenant; second, all costs as described above, including for maintenance, incurred by Landlord in reletting; and third, rent due and unpaid under this Lease. After the deducting the payments referred to in this Section 12.2(b), any sum remaining from rental amounts Landlord receives from reletting shall be held by Landlord and applied in payment of future rent as rent becomes due under this Lease. In no event shall Tenant be entitled to any excess rental amounts received by Landlord. If, on the date rent is due under this Lease, the rental amounts received from the reletting is less than the rent due on that date, Tenant shall pay to Landlord, in addition to the remaining rent due, all costs including for maintenance Landlord incurred in reletting that remain after applying the rental amount received from the reletting as provided in this Section 12.2(b).

               (c) Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the State in which the Premises are located. However, Landlord shall have a duty to mitigate its damages in connection with the pursuit of any such other remedy or the remedies herein provided.

               (d) The expiration or termination of this Lease and/or the termination of Tenant's right to possession shall not relieve either Party from liability under any indemnity provisions of this Lease as to matters occurring or accruing during the Lease Term.

           12.3 Late Charges. Tenant hereby acknowledges that late payment by Tenant to Landlord of rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges and late charges which may be imposed upon Landlord by the terms of any ground lease, mortgage or trust deed covering the Premises. Accordingly, if any monthly installment of rent due from Tenant shall not be received by Landlord or Landlord's designee within ten (10) days after such amount shall be due, then, without any requirement for notice to Tenant, Tenant shall pay to Landlord a late charge equal to four
     percent                (4%)                of                such
     overdue amount. The Parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's Default or Breach with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.

          12.4 Breach By Landlord.

                (a) If Landlord shall fail to perform any obligation on Landlord's part to be performed hereunder, Landlord shall not be deemed to be in breach of this Lease unless and until such failure shall continue unremedied for a period of thirty (30) days following delivery to Landlord of written notice thereof (or, if such failure is not reasonably amenable to cure within thirty (30) days, Landlord shall have failed to commence curing the failure within thirty (30) days and to thereafter diligently pursue such cure to completion). In the event that Landlord shall fail to remedy such failure within the time provided above, or, if an emergency shall exist and Landlord shall fail to commence curing such failure after such attempted or actual notice and opportunity to cure as is reasonable under the circumstances, Tenant may, but shall not be obligated to, perform such obligation at Landlord's expense and, on written notice to Landlord, demand reimbursement therefor or part thereof, from Landlord, and Landlord shall promptly reimburse Tenant after such notice and demand. The foregoing remedies shall be in addition to any other remedy provided at law or in equity.

                (b) No remedy or claim of default by Tenant shall be binding upon the holder of a "Security Device" (as hereinafter defined) whose name and address have previously been furnished to Tenant in writing, unless Tenant shall first have given such holder written notice of the default, and (except in the event of any emergency, or where the time necessary for such holder's effecting of such cure is not reasonably practical under the circumstances) offered such holder, a reasonable opportunity to cure the default, including time to obtain possession of the Premises by power of sale or a judicial foreclosure, or in the event of a ground lessor, by appropriate judicial action, if such should prove necessary to effect a cure.

                 (c)    In  consideration  of  the  benefits  accruing
     hereunder, and notwithstanding anything contained in this Lease to the contrary, Tenant and all successors and assigns covenant and agree that, in the event of any actual or alleged failure, breach or default hereunder by Landlord or in the event of any other action against Landlord with respect to this Lease, their sole and exclusive remedy shall be against Landlord's interest in the Premises. Tenant and all such successors and assigns agree that the obligations of Landlord under this Lease do not constitute personal obligations of the individual trustees, partners, whether general or limited, members, directors, officers or shareholders of Landlord, and Tenant shall not seek recourse against the individual trustees, partners, members, directors, officers or shareholders of Landlord or any of their personal assets for satisfaction of any liability with respect to this Lease.

13.  CONDEMNATION.

           13.1 Permanent Taking. If the Premises or any portion thereof are taken under the power of eminent domain or sold under the threat of the exercise of said power (all of which are herein called "condemnation"), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs. If (i) more than ten percent (10%) of the floor area of the Building, (ii) more than twenty-five percent (25%) of the land area not occupied by any building, or (iii) a portion of the Land which materially blocks access to the Building, materially interferes with Tenant's business operations or reduces available parking on the Premises by more than twenty-five percent (25%) is taken by condemnation, Tenant may, at Tenant's option, to be exercised in writing within thirty (30) days after Landlord shall have given Tenant written notice of such taking and of Tenant's option to terminate hereunder (or in the absence of such notice, within sixty (60) days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession. If this Lease is terminated pursuant to this Article, then all rent shall be paid up to the date that possession is taken by the condemning authority, and Landlord shall make an equitable reimbursement of any amounts paid by Tenant and not yet earned. If Tenant does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent and other charges due hereunder shall be reduced in the same proportion as the rentable floor area of the Building taken bears to the total rentable floor area of the Building or shall be equitably reduced in the event that a portion of the land area not occupied by any building is taken. Any award for the taking of all or any part of the Premises under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Landlord, whether such award shall be made as compensation for diminution in value of the leasehold or for the taking of the fee, or as severance damages provided, however, that Tenant shall be entitled to any compensation separately awarded to Tenant for the value of the loss of Tenant's leasehold hereunder, Tenant's relocation expenses and/or loss of Tenant Owned Alterations or Utility Installations or Tenant's personal property or trade fixtures. In the event that this Lease is not terminated by reason of such condemnation, Landlord shall, at its sole cost and expense, repair any damage to the Premises caused by such condemnation, except to the extent that Tenant has been reimbursed therefor by the condemning authority.

          13.2 Temporary Taking. If the whole or any part of the Premises is taken for any public of quasi-public use under any statute or by right of eminent domain for temporary use or occupancy, this Lease shall not terminate by reason thereof and Tenant shall continue to pay Base Rent and other charges due hereunder. In the event of any such temporary taking, Tenant shall be entitled to receive the entire amount of the award made for the taking unless the period of temporary use or occupancy shall extend beyond the expiration of the Lease Term, in which case the award shall be apportioned between Landlord and Tenant as of the date of expiration of the Lease Term. If the temporary taking is for a term in excess of ninety (90) days, then the taking shall be treated as a permanent taking and be governed by
     Section 13.1.
           13.3 Waive Statutes. Landlord and Tenant agree that the terms of this Lease shall govern the effect of any condemnation of the Premises with respect to the termination of this Lease and hereby waive the provisions of any present or future Applicable Law to the extent inconsistent herewith.

14.  BROKERS' FEE.

          14.1 Role Of Brokers.  The Brokers, if any, named in Section
     1.8 are the procuring causes of this Lease.

           14.2 Payment Of Commission. Landlord shall pay to said Brokers a fee as set forth in a separate written agreement between Landlord and said Brokers for brokerage services rendered by said Brokers to Landlord in this transaction.

           14.3 No Other Brokers. Tenant and Landlord each represent and warrant to the other that it has had no dealings with any person, firm, broker or finder (other than the Brokers, if any, named in Section 1.8) in connection with the negotiation of this Lease and/or the consummation of the transaction contemplated hereby, and that no broker or other person, firm or entity other than said named Brokers is entitled to any commission or finder's fee in connection with said transaction. Tenant and Landlord do each hereby agree to indemnify, protect, defend and hold the other harmless from and against liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the indemnifying Party, including any costs, expenses and attorneys' fees reasonably incurred with respect thereto.

           14.4 Agency Relationships. Landlord and Tenant hereby consent to and approve all agency relationships, including any dual agencies, indicated in Section 1.8.

15.  TENANCY STATEMENT.

           Each Party (as "Responding Party") shall within ten (10) days after written notice from the other Party (the "Requesting Party") execute, acknowledge and deliver to the Requesting Party a statement in writing in the form attached hereto as Exhibit B.
16.  LANDLORD'S LIABILITY.

           The term "Landlord" as used herein shall mean the owner or owners at the time in question of the fee title to the Premises, or, if this is a sublease, of the tenant's interest in the master lease. In the event of a transfer of Landlord's title or interest in the Premises or in this Lease, Landlord shall deliver to the transferee or assignee (in cash or by credit) any unused or unearned funds of Tenant, if any, held by Landlord at the time of such transfer or assignment, and the transferee or assignee shall be deemed to have assumed the remaining obligations of Landlord hereunder and upon such assumption by the transferee or assignee (and Landlord's delivery of evidence of such assumption to Tenant), Landlord shall be released from further liability or obligation under this Lease accruing with respect to the period following such assumption.

17.  SEVERABILITY.

          The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

18.  INTEREST ON PAST-DUE OBLIGATIONS.
           Any monetary payment due to one Party from the other hereunder, other than late charges, not received by Landlord within five (5) days following the date on which it was due, shall bear interest from the sixth (6th) day after it was due at the rate of twelve percent (12%) per annum, but not exceeding the maximum rate allowed by law, in addition to the late charge provided for in Section 12.3; provided that as to the first such failure to pay when due in any twelve (12) month period, such interest shall not commence to accrue unless and until such failure remains uncured for ten (10) days following Landlord's delivery of written notice thereof to Tenant.

19.  TIME OF ESSENCE.

           Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this Lease.

20.  RENT DEFINED.

           The term "rent" as used in this Lease shall refer to all monetary obligations of Tenant to Landlord under the terms of this Lease.

21.  NO PRIOR OR OTHER AGREEMENTS.

           This Lease contains all agreements between the Parties with respect to any matter mentioned herein, and no other prior or contemporaneous agreement or understanding shall be effective.

22.  NOTICES.

           22.1 All notices required or permitted by this Lease shall be in writing and may be delivered in person (by hand or by messenger or courier service) or may be sent by certified or registered mail or by overnight courier or mail service that guarantees next-day delivery and provides a receipt, with postage prepaid, or by facsimile transmission, and shall be deemed sufficiently given if served in a manner specified in this
     Article 22. Set forth below is (are) each Party's address(es) for delivery or mailing of notice purposes:

          If to Tenant:

          APRIA HEALTHCARE, INC.

          3560 Hyland Avenue
          Costa Mesa, California  92626
          Attention:  Director, Real Estate
          Telephone: (714) 427-2000
          Facsimile:   (714) 427-2435

          With a copy to the Premises

          If to Landlord:

          555 First Street, Inc.
          C/O TDA, Inc.
          1214 Donnelly Avenue
          Burlingame, California  94010
          Attention:  Wayne Q. Turner
          Telephone:  (415) 343-6333
          Facsimile:   (415) 343-0858


     Either Party may, by written notice to the other, specify a different address for notice purposes. A copy of all notices required or permitted to be given to Landlord hereunder shall be concurrently transmitted to such party or parties at such addresses as Landlord may from time to time hereafter designate by written notice to Tenant.

          22.2 Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card or if no delivery date is shown, the postmark thereon. Notice delivered by overnight courier that guarantees next day delivery and provides a receipt shall be deemed given the next business day after delivery of the same to the service or courier. If any notice is transmitted by facsimile transmission or similar means, the same shall be deemed served or delivered upon telephone confirmation of receipt of the transmission thereof, provided a copy is also delivered via delivery or mail. If notice is received on a Sunday or legal holiday, it shall be deemed received on the next business day.

23.  WAIVERS.

           No waiver by Landlord of the Default or Breach of any term, covenant or condition hereof by Tenant shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent Default or Breach by Tenant of the same or of any other term, covenant or condition hereof.

24.  RECORDING.

           Either Landlord or Tenant shall, upon request of the other, execute, acknowledge and deliver to the other a short form memorandum of this Lease for recording purposes. The Party requesting recordation shall be responsible for payment of any fees or taxes applicable thereto. In the event a memorandum of this Lease is so recorded, upon the expiration of the term or earlier termination of this Lease, Tenant shall execute and the party originally recording the memorandum shall cause to be recorded in the Official Records of Los Angeles County, California, at such party's sole cost, a quitclaim deed or other evidence of termination of this Lease in such form as is reasonably requested by Landlord. Tenant's obligation pursuant to the immediately preceding sentence shall survive the expiration or earlier termination of this Lease.

25.  CUMULATIVE REMEDIES.

           No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

26.  BINDING EFFECT; CHOICE OF LAW.

          This Lease shall be binding upon the Parties, their personal representatives, successors and assigns and be governed by the laws of the State in which the Premises are located. Any litigation between the Parties hereto concerning this Lease shall be initiated in the County in which the Premises are located.

27.  SUBORDINATION; ATTORNMENT; NON-DISTURBANCE.

           27.1 Subordination. Subject to Section 27.3 below, this Lease shall be subject and subordinate to any ground lease, mortgage, deed of trust, or other hypothecation or security device (collectively, "Security Device"), now or hereafter placed by Landlord upon the real property of which the Premises are a part, to any and all advances made on the security thereof, and to all renewals, modifications, consolidations, replacements and extensions thereof. If any Lender shall elect to have this Lease superior to the lien of its Security Device and shall give written notice thereof to Tenant, this Lease shall be deemed prior to such Security Device, notwithstanding the relative dates of the documentation or recordation thereof.

           27.2 Attornment. Subject to the non-disturbance provision of Section 27.3, Tenant agrees to attorn to a Lender or any other party who acquires ownership of the Premises by reason of a foreclosure of a Security Device.

           27.3 Non-Disturbance. Tenant's subordination of this Lease shall be subject to receiving assurance (a "non-disturbance agreement") in a form reasonably acceptable to Tenant from the Lender that Tenant's possession and this Lease, including any options to extend the term hereof, will not be disturbed so long as Tenant is not in Breach hereof and attorns to the record owner of the Premises.

           27.4  Self-Executing.  The  agreements  contained  in  this
     Article 27 shall be effective without the execution of any further documents. However, upon written request from Landlord or a Lender in connection with a sale, financing or refinancing of the Premises, Tenant and Landlord shall execute such further writings as may be reasonably required to separately document any such subordination or non-subordination, attornment and/or non-disturbance agreement as is provided for herein.

28.  ATTORNEYS' FEES.

           If any Party or Broker brings an action or proceeding to enforce the terms hereof or declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorneys' fees. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term "Prevailing Party" shall include, without limitation, a Party or Broker who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party or Broker of its claim or defense. The attorneys' fees awarded shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys' fees reasonably incurred.

29.  LANDLORD'S ACCESS.

           Landlord shall have the right to enter the Premises at any time in the case of an emergency, and otherwise at reasonable times upon reasonable notice, for the purpose of performing its obligations hereunder, as reasonably required to exercise its rights and/or remedies under this Lease, to show the Premises to prospective lenders, purchasers and/or (during the final 6 months of the term) tenants, and to post notices of non-responsibility when appropriate in accordance with Applicable Law.

30.  SIGNS.

           Tenant may, with Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed, install such signs as are reasonably required to advertise Tenant's business. The installation of any sign on the Premises by or for Tenant shall be subject to the provisions of Article 6 (Maintenance; Repairs; Utility Installations; Trade Fixtures And Alterations).

31.  TERMINATION; MERGER.

          Unless specifically stated otherwise in writing by Landlord, the voluntary or other surrender of this Lease by Tenant, the mutual termination or cancellation hereof, or a termination hereof by Landlord for Breach by Tenant, shall automatically terminate any sublease or lesser estate in the Premises. However, Landlord shall, in the event of any such surrender, termination or cancellation, have the option to continue any one or all of any existing subtenancies. Landlord's failure within ten (10) days following any such event to make a written election to the contrary by written notice to the holder of any such lesser interest shall constitute Landlord's election to have such event constitute the termination of such interest.

32.  QUIET POSSESSION.

           Upon payment by Tenant of the rent for the Premises and the observance and performance of all of the covenants, conditions and provisions on Tenant's part to be observed and performed under this Lease, Tenant shall have quiet possession of the Premises for the entire Lease Term.

33.  CONSENTS.

           Except as otherwise provided herein, wherever in this Lease the consent of a Party is required to an act by or for the other Party, such consent shall not be unreasonably withheld or delayed. Landlord's consent to any act, assignment of this Lease or subletting of the Premises by Tenant shall not constitute an acknowledgment that no Default or Breach by Tenant of this Lease exists, nor shall such consent be deemed a waiver of any then existing Default or Breach, except as may be otherwise specifically stated in writing by Landlord at the time of such consent.

34.  PERFORMANCE UNDER PROTEST.

          If at any time a dispute shall arise as to any amount or sum of money to be paid by one Party to the other under the provisions hereof, the Party against whom the obligation to pay the money is asserted shall have the right to make payment "under protest" and such payment shall not be regarded as a voluntary payment and there shall survive the right on the part of said Party to institute suit for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said Party to pay such sum or any part thereof, said Party shall be entitled to recover such sum (with interest from the date paid until the date repaid at the rate provided in Article 18) or so much thereof as it was not legally required to pay under the provisions of this Lease.
35.  AUTHORITY.

           If either Party hereto is a corporation, trust, or general or limited partnership, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on its behalf. If either Party is a corporation, trust or partnership, such Party shall, within thirty (30) days after request by the other Party, deliver to such Party evidence of such authority.

36.  CONFLICT.

           Any conflict between the printed provisions of this Lease and the typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions.

37.  OFFER.

           Preparation of this Lease by either Party and submission of same to the other Party shall not be deemed an offer to lease. This Lease is not intended to be binding until executed by all Parties hereto.

38.  AMENDMENTS.

           This Lease may be modified only in writing, signed by the Parties in interest at the time of the modification.

39.  WAIVER OF STATUTORY LIEN.

           Landlord shall not be entitled to any statutory lien or security interest in any of Tenant's personal property, or Trade Fixtures located on the Premises.

40.  HOLDOVER.

           In the event that Tenant shall hold over at the expiration or other termination of the Lease Term set forth in this Lease, or any renewal term, then this Lease shall continue as a month-to-month lease subject to termination by either Party upon sixty
     (60) days prior written notice to the other, which notice may be given prior to the expiration of the Lease Term. Such month-to-month tenancy shall be subject to all of the terms and conditions of this Lease, including the Base Rent, in effect during the final month of this Lease Term, or applicable renewal term. However, after sixty (60) days prior written notice to Tenant, which notice may be given prior to expiration of the Lease Term or renewal term, as applicable, Tenant shall be liable for Base Rent during the holdover period in an amount equal to one hundred twenty-five percent (125%) of the Base Rent provided for in this Lease during the last month of the Lease Term or renewal term, as applicable, together with all other additional rent and other charges provided for in the Lease. Tenant acknowledges that the rental value of the Premises in the future is difficult to estimate and that the increased amount of Base Rent set forth in this Section is a reasonable estimate by the Parties of the
     future   rental   value  of  the  Premises  upon  expiration   or
     termination of the Lease Term or renewal term set forth in this Lease.

41.  FINANCIAL INFORMATION.

           Upon request by Landlord (but not more frequently than once each year) Tenant shall provide Landlord with copies of the most recently available financial reports publicly filed with the Securities and Exchange Commission showing the results of Tenant's operations either separately or on a consolidated basis with one or more affiliates of Tenant. If the stock in Tenant and its parent company is no longer publicly traded, Landlord shall have the right to request such financial information concerning Tenant as Landlord may reasonably require on an annual basis.

42.  MULTIPLE PARTIES.

           Except as otherwise expressly provided herein, if more than one person or entity is named herein as either Landlord or Tenant, the obligations of such multiple Parties shall be the joint and several responsibility of all persons or entities named herein as such Landlord or Tenant.

43.  ERISA.

           Neither Tenant or any of its affiliates, partners or fiduciaries in respect to the Lease (collectively, the "Tenant
     Group") is a Disqualified Person under Section 4975(e) of the Internal Revenue Code (the "Code") or a Party in Interest within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), with respect to Landlord or any investor therein disclosed to Tenant during the term of this Lease, and the Tenant Group shall not enter into any subleases or other agreements respecting the Premises with any party which is a Disqualified Person as defined in the Code or a Party in Interest within the meaning of ERISA, with respect to Landlord. Following the date hereof and thereafter, as reasonably required during the term of the Lease, Tenant shall furnish Landlord with all such certifications of the Tenant Group or other information which Landlord reasonably requests in order to insure compliance with the Code and ERISA. Without limiting the foregoing, Tenant acknowledges that ERISA prohibits the lease, directly or indirectly, of any property between a pension plan and a Party in Interest or a Disqualified Person as to that plan, as such terms are defined in ERISA and the Code, respectively.

44.  COUNTERPARTS.

           This Lease may be executed in any number of counterparts, each of which shall be deemed to be an original, but any number of which, taken together, shall constitute one and the same instrument.

      The parties hereto have executed this Lease at the place and on the dates specified above their respective signatures.

Executed at
on
by LANDLORD:
555 FIRST STREET, INC.,
a California corporation


By
Name Printed:
Title:



Executed at
on
by TENANT:
APRIA HEALTHCARE, INC.
a Delaware corporation


By
Name Printed:
Title:

C:\Word\Docs\Apria\S-Fernan.Ls2
SINGLETN.DOC
Revised  August 7, 1995
                              EXHIBIT A

                               THE LAND



LOT 5 OF TRACT NO. 32920, IN THE CITY OF SAN FERNANDO, COUNTY OF LOS A NGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 993 PAGES 31 AND 32 OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, EXCEPTING THEREFROM THE NORTHEASTERLY 54.77 FEET.

EXCEPTING THEREFROM 50% OF ALL CRUDE OIL AND MINERALS BELOW A DEPTH OF 500 FEET FROM THE SURFACE OF SAID LAND BUT THE HOLDER OF SAID EXCEPTED MINERAL INTEREST SHALL HAVE NO RIGHT OF SURFACE ENTRY.


                             EXHIBIT A-1


                              SITE PLAN





                              EXHIBIT B

                          TENANCY STATEMENT


Tenant:





Landlord:



Premises:                                (       ) square feet of  net
          rentable area of office and warehouse space on the _________ (___) floor of the Building located at
          .

Lease:           Lease   Agreement  dated  __________________________,
          19___, by and between Landlord and Tenant and covering the Premises.

      In order to induce [Lender to make a mortgage loan to Landlord secured by a lien on Landlord's interest in the real property and improvements in which the Premises are situated and an assignment by Landlord to Lender of the Landlord's interest in the captioned Lease] [Purchaser to purchase the Landlord's interest in the real property and improvements in which the Premises are situated, which purchase includes an assignment from Landlord to Purchaser of Landlord's interest in the captioned Lease], the undersigned makes the following statements and agreements with the intention that all parties to whom this instrument is delivered by the undersigned may fully rely thereon:

          1. The undersigned hereby certifies, as true and correct, the following statements:

                     a.    Attached hereto as Exhibit "A" and  made  a
               part hereof for all purposes is a true, correct and complete copy of the Lease (and all exhibits, amendments and addenda thereto) between Landlord and Tenant with respect to the Premises described in the Lease. The Lease [has/has not] been modified or amended in any manner or respect. Such Lease (and all exhibits, amendments and addenda thereto) [constitutes/does not constitute] the entire and complete understanding and agreement between Landlord and Tenant with respect to the Premises covered thereby.

                    b. The Lease [is/is not] presently in full force and effect.

                    c. As of the date hereof, neither Landlord nor Tenant is in default under the terms and conditions of the Lease, except as otherwise provided herein; specifically:


                    d. Tenant [has/has not] prepaid any rent or made a security deposit except as specifically set forth in the Lease.

                      e. There are no offsets, defenses or counterclaims with respect to the payment of rent reserved under the Lease or in the performance of the other terms, covenants and conditions of the Lease on the part of Tenant or Landlord, as the case may be, to be performed, except as otherwise provided herein; specifically:
               .


                     f. Tenant [is/is not] in possession of the Premises, [has/has not] occupied the Premises
               continually since                , 19   , and  [has/has
               not] accepted the Premises. Tenant and Landlord have complied fully and completely with all of their covenants, warranties and other undertakings and obligations under the Lease to this date, with the result that Tenant is fully obligated to pay the Base Rent (as such term is defined in the Lease) and other charges due under the Lease and is fully obligated to perform, and is performing, all of the obligations of Tenant under the Lease, without any right of counterclaim, offset or defense, except as otherwise provided herein; specifically:
                                                                     .

               g.    The Commencement Date (as such term is defined in
               the Lease) is             , 19    , and pursuant to the
               provisions of the Lease, as currently in effect, the primary term of the Lease will expire on , 19 . Subject to and in accordance with the terms and conditions set forth in the Lease, Tenant has the
               option  to  renew  the  Lease  for             (      )
               additional term(s) of            (      ) years each.

                     h. Base Rent (as such term is defined in the Lease) under the Lease has been paid in full through
               , 19       .

                     i. Tenant [has/has not] received notice that Landlord has made any other assignment, pledge or hypothecation of the Lease or the rents due thereunder.

                     j. Tenant [has/has not] assigned, mortgaged, sublet, encumbered or otherwise transferred all or any part of its interest under the Lease.

          2. [FOR LENDER ESTOPPEL] Tenant hereby acknowledges that Landlord's interest in the Lease has been or is to be assigned to Lender pursuant to an [Assignment of Leases and Rents] from Landlord to Lender and agrees that, from and after the date hereof: without the prior written consent of Lender Tenant will not pay the Base Rent or any other sums becoming due under the terms of the Lease more than one (1) month in advance.

          3. As used herein, the terms "Tenant," "Landlord," and "[Lender/Purchaser]" shall mean the persons hereinabove named as such, and their respective heirs, personal representatives, successors and assigns.

          4. The undersigned is duly authorized to execute this instrument on behalf of Tenant or Landlord, as may be applicable.

          5. All terms used but not defined herein shall have the same meaning ascribed to them in the Lease.



          EXECUTED this           day of                   , 19     .




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          a-----------------------------------------------------------
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          By:
          Name:
          Title: